United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: April 28, 2023

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its new charter)

Pennsylvania	001-38884	25-1440803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Main Street, Chambersburg, PA	17201
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code	(717) 264-6116

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐   Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Symbol	Name of exchange on which registered
Common stock	FRAF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.

Franklin Financial Services Corporation (the “Company”) held its annual meeting of shareholders on April 25, 2023.  The Board of Directors submitted the following proposals to a vote of security holders and the results of the voting on each proposal are presented below.

Proposal 1 – Election of four Directors to Class A for a term of three years.

Director	Votes For	Votes Withheld	Broker Non-Votes
G. Warren Elliott	2,165,010	136,390	615,929
Timothy G. Henry	2,255,048	46,351	615,929
Stanley J. Kerlin	2,170,543	130,857	615,929
Kimberly M. Rzomp	2,252,754	48,645	615,929

Directors Elliott, Henry, Kerlin and Rzomp were elected.

Proposal 2 – Advisory Vote on Compensation of Named Executive Officers (Say-On-Pay).

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,988,989	221,298	91,112	615,929

Proposal 3 – Advisory Vote on frequency of Say-On-Pay vote.

Annual	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Votes
2,026,900	40,378	73,231	160,890	615,929

Proposal 4 – Ratification of the selection of Crowe LLP, as the independent registered public accounting firm for 2023.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,878,816	22,292	16,220	0

The selection of Crowe LLP was ratified.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed herewith:

Number Description

104  The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

By: /s/ Timothy G. Henry

Timothy G. Henry

President and Chief Executive Officer

Dated: April 28, 2023